[First Amendment, dated March 25, 1998, to Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 24, 1998, consisting of corrected cover pages]


                                      REGISTRATION NO. 333-48561

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ______________________

                         COLONIAL GAS COMPANY
        (Exact name of registrant as specified in its charter)

       Massachusetts                    04-1558100
      (State or other                (I.R.S. Employer
       jurisdiction                Identification Number)
    of incorporation or
       organization)

     40 Market Street, Lowell, Massachusetts, 01852 (978) 322-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        ______________________

                           DENNIS W. CARROLL
                     Vice President and Treasurer
                         Colonial Gas Company
                           40 Market Street
                      Lowell, Massachusetts 01852
                            (978) 322-3000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

             Please send copies of all communications to:

  STANLEY KELLER, ESQ.    TIMOTHY A. CLARK       DAVID P. FALCK, ESQ.
  Palmer & Dodge LLP      General Counsel        Winthrop,Stimson,
  One Beacon Street       Colonial Gas Company      Putnam & Roberts
  Boston, Massachusetts   40 Market Street       One Battery Park Plaza
                          Lowell, MA 01852       New York, New York 10004
                         ______________________

   Approximate date of commencement of proposed sale to the public:

    From time to time after the effective date of this Registration
                              Statement.
                        ______________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box._X_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___



                    CALCULATION OF REGISTRATION FEE

  Title of each     Amount to    Proposed    Proposed   Amount of
     class of           be       maximum      maximum   registra-
 securities to be   registered   offering    aggregate   ion fee
    registered                  price per    offering
                                   unit      price (1)
                                  (1)(2)

Secured Medium      $75,000,000    100%     $75,000,000  $22,125
Term Notes

 (1) Estimated solely for the purpose of calculating the registration fee.

 (2) Or, if any Secured Medium Term Notes are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $75,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[End of corrected cover pages]